UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2014, PennyMac Mortgage Investment Trust (the “Company”), through three of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”), PennyMac Holdings, LLC (“PMH”) and PennyMac Operating Partnership, L.P. (“POP” and, together with PMC and PMH, the “Sellers”), entered into a master repurchase agreement with The Royal Bank of Scotland PLC (“RBS”), pursuant to which the Sellers may sell, and later repurchase, certain residential mortgage loans and mortgage-related assets (the “Facility Assets”) in an aggregate principal amount of up to $500 million, $250 million of which is committed for a period of 364 days (the “Credit Facility”). The obligations of the Sellers are fully guaranteed by the Company, and the Facility Assets are serviced by PennyMac Loan Services, LLC (“PLS”), an affiliate and a subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), or another servicer approved by RBS, in either case pursuant to the terms of the Credit Facility.

Under the terms of the Credit Facility, (i) PMC may sell to RBS newly originated mortgage loans that it purchases from correspondent lenders and holds pending sale and/or securitization, participation certificates backed by such loans that have been pooled for securitization, and the securities backed by such loans upon securitization, (ii) PMC and PMH may each sell to RBS eligible distressed mortgage loans and, in the case of PMC, the equity interest (the “SPE Interest”) in a special purpose entity that owns distressed loans and real property acquired upon settlement of mortgage loans (the “SPE Property”), and (iii) POP may sell to RBS any of the following: newly originated mortgage loans that have been purchased by PMC from correspondent lenders and then pledged by PMC to POP pending sale and/or securitization; eligible distressed mortgage loans that have been purchased by PMC and then pledged by PMC to POP pending sale, securitization or liquidation; and the SPE Interest pledged by PMC to POP pending the sale or liquidation of the underlying SPE Property.

The principal amount paid by RBS is based on a percentage of the following: (i) in the case of a mortgage loan or participation certificate, the lesser of the outstanding principal balance or market value of the related mortgage loan, (ii) in the case of the SPE Interest, the lesser of the outstanding principal balance or market value of the underlying SPE Property, and (iii) the in the case of a security, the applicable takeout price.

Upon the applicable Seller’s repurchase, or the sale, securitization or liquidation, of a Facility Asset or SPE Property, such Seller is required to repay RBS the principal amount related to such Facility Asset or SPE Property plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.  The Sellers are also required to pay RBS a commitment fee for the Credit Facility, as well as certain other administrative costs and expenses in connection with RBS’s structuring, management and ongoing administration of the Credit Facility.

The Credit Facility contains margin call provisions that provide RBS with certain rights where there has been a decline in the market value of the Facility Assets.  Under these circumstances, RBS may require the Sellers to transfer cash or additional Facility Assets with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Credit Facility and the related guaranty require the Company to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $860 million, (ii) a minimum of unrestricted cash and cash equivalents (or unused borrowing capacity for unencumbered, eligible assets under other credit facilities) of $40 million at the Company on a consolidated basis, (iii) a maximum ratio of total liabilities to tangible net worth of 5:1; and (iv) profitability of at least $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

The Credit Facility also requires the Sellers to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $150 million for PMC, $250 million for PMH and $700 million for POP, (ii) a minimum of unrestricted cash and cash equivalents (or unused borrowing capacity for unencumbered, eligible assets under other credit facilities) of $10 million at each of PMC and PMH, $25 million at PMC and PMH in aggregate, and $40 million at POP on a consolidated basis, and (iii) a maximum ratio of total liabilities to tangible net worth of 10:1 for each of PMC and PMH and 5:1 for POP.

In addition, the Credit Facility contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, servicer termination events, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction.  The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Credit Facility and the liquidation by RBS of the Facility Assets then subject to the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the master repurchase agreement and the related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

On February 21, 2014, the Company, through the Sellers, entered into amendments to (i) its amended and restated master repurchase agreement, dated June 1, 2013, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) and PMC, the Company and POP (as amended, the “PMC Repurchase Agreement”), and (ii) its master repurchase agreement, dated March 29, 2012, by and among CSFB, PMH, POP and the Company (as amended, the “PMH/POP Repurchase Agreement”). The PMC Repurchase Agreement and the PMH/POP Repurchase Agreement are each referred to herein as a “Repurchase Agreement” and collectively as the “Repurchase Agreements.”

Pursuant to the terms of the Repurchase Agreements, PMC, PMH or POP, as applicable, may sell, and later repurchase, newly originated mortgage loans. The PMC Repurchase Agreement is used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization. The PMH/POP Repurchase Agreement is used to fund newly originated mortgage loans that have been purchased by PMC from correspondent lenders and pledged by PMC to PMH or POP pending sale and/or securitization by PMC. The principal amount paid by CSFB for each eligible mortgage loan under each Repurchase Agreement is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC, PMH or POP, as applicable, is required to repay CSFB the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase.

The obligations of PMC and PMH, as applicable, are fully guaranteed by the Company and POP, and the obligations of POP are fully guaranteed by the Company. The mortgage loans are serviced by PLS pursuant to the terms of the applicable Repurchase Agreement.

Under the terms of the amendments, the maximum aggregate purchase price provided for in each Repurchase Agreement was decreased from $600 million to $400 million, the available amount of which is reduced under such Repurchase Agreement by any outstanding repurchase amounts under the other Repurchase Agreement. All other terms and conditions of the Repurchase Agreements and the related guaranties remain the same in all material respects.

The foregoing description of the amendment to the PMC Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.3, the full text of the PMC Repurchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2013, and any amendments to the PMC Repurchase Agreement filed thereafter, and the full text of the related guaranty, which was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010.

The foregoing description of the amendment to the PMH/POP Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.4, and the full text of the PMH/POP Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on April 4, 2012, and any amendments to the PMH/POP Repurchase Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of February 18, 2014, among The Royal Bank of Scotland PLC, PennyMac Corp., PennyMac Holdings, LLC and PennyMac Operating Partnership, L.P.
10.2	Guaranty, dated as of February 18, 2014, of PennyMac Mortgage Investment Trust in favor of The Royal Bank of Scotland PLC
10.3

Amendment Number Six to Amended and Restated Master Repurchase Agreement, dated as of February 21, 2014, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

10.4

Amendment Number Eleven to Master Repurchase Agreement, dated as of February 21, 2014, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Holdings, LLC, PennyMac Operating Partnership, L.P. and PennyMac Mortgage Investment Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: February 24, 2014	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of February 18, 2014, among The Royal Bank of Scotland PLC, PennyMac Corp., PennyMac Holdings, LLC and PennyMac Operating Partnership, L.P.
10.2	Guaranty, dated as of February 18, 2014, of PennyMac Mortgage Investment Trust in favor of The Royal Bank of Scotland PLC
10.3

Amendment Number Six to Amended and Restated Master Repurchase Agreement, dated as of February 21, 2014, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

10.4

Amendment Number Eleven to Master Repurchase Agreement, dated as of February 21, 2014, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Holdings, LLC, PennyMac Operating Partnership, L.P. and PennyMac Mortgage Investment Trust